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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into by and between Jill Kelly Productions, Inc., a Delaware corporation, and Jill Kelly Productions Holdings, Inc., a Nevada corporation ("JKPH"), whose principal place of business is 8923 Sunset Blvd., Los Angeles, California 90069, on the one hand (collectively, "EMPLOYER"), and Adrianne Moore ("EMPLOYEE") on the other hand, effective as of September 1, 2003 ("Effective Date"), with reference to the following facts:

                                 R E C I T AL S

         A.       EMPLOYEE presently serves as an executive of EMPLOYER.

         B. EMPLOYER seeks to further engage EMPLOYEE as its President and Creative Director and EMPLOYEE desires to accept such employment on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. EMPLOYER hereby employs EMPLOYEE and EMPLOYEE accepts employment upon the terms and conditions of this Agreement. In addition to her other duties, EMPLOYEE shall at the request of EMPLOYER serve as an officer or director of any subsidiary of EMPLOYER without additional compensation.

         2. TERM. EMPLOYER hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment for a term commencing on the Effective Date and expiring on the fifth anniversary of the Effective Date, unless sooner terminated as hereinafter provided (the "Employment Period"). Except as otherwise provided herein, EMPLOYEE may unilaterally terminate this Agreement at any time, upon providing EMPLOYER with sixty (60) days' prior written notice.

         3.       EMPLOYMENT AND DUTIES.

                  3.1 Title. EMPLOYEE is employed in the capacity of President and Creative Director for EMPLOYER.

                  3.2 Duties and Responsibilities. The services to be rendered by EMPLOYEE pursuant to this Agreement shall consist of such services as defined and directed by EMPLOYER's board of directors, including, but not limited to supervision of all production of EMPLOYER. EMPLOYEE agrees to perform such services with great diligence and care.

                  3.3 Observance of Rules and Regulations. EMPLOYEE agrees to observe and comply with the rules and regulations of EMPLOYER with respect to the performance of her duties.

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         4.       COMPENSATION; BENEFITS AND EXPENSES.

                  4.1 Base Salary. As compensation for the services to be rendered hereunder, EMPLOYER shall pay to EMPLOYEE a base annual salary (the "Base Salary") of Three Hundred Sixty Thousand Dollars ($360,000.00) for the first year, payable in equal semi-monthly installments. On each anniversary of the Effective Date ("Adjustment Date"), EMPLOYEE's Base Salary shall automatically be increased by the greater of five percent (5%) or the percentage increase shown by the United States Department of Labor, Bureau of Labor Statistics Index, Los Angeles-Long Beach-Anaheim area (all items) for all urban consumers for the United States (1982-1984=100) (the "Index") for the Adjustment Date, as compared with Index for the same month in the immediately preceding calendar year.

                  4.2 Other Benefits. EMPLOYEE shall also be eligible to participate in any life and health insurance programs that EMPLOYER makes available to all its employees. EMPLOYER shall pay medical deductible expenses and co-payments for EMPLOYEE and her immediate family. EMPLOYEE shall also be eligible to receive discretionary performance-based bonuses as approved and authorized by EMPLOYER's board of directors, including any incentive stock programs approved by EMPLOYER's shareholders. EMPLOYEE shall be given such other benefits as may be given to senior management of EMPLOYER, including retirement and pension benefits.

                  4.3 Business Expenses. EMPLOYEE will be reimbursed for business expenses that have been approved by the Board of Directors or President of EMPLOYER upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service and any relevant state requirements for such expenses.

                  4.4 Vacation. EMPLOYEE shall be entitled to twenty (20) vacation days each year with full pay. "Vacation day" is hereby defined as one day of absence by EMPLOYEE from her daily duties on a weekday other than a legal or EMPLOYER holiday, not as a result of sickness or injury. Vacation days shall not accrue from year to year. In the event of termination hereof, unused vacation days shall be compensated for at EMPLOYEE's then rate of compensation.

                  4.5 Sick Leave. EMPLOYEE may be absent from her daily duties as a result of sickness or accident for reasonable periods of time without loss of compensation; however, any such absence in excess of ninety (90) days during any twelve month period, other than a legal or EMPLOYER holiday, shall not be compensated, nor shall unused sick leave be converted into additional compensation under any circumstances.

                  4.6 Stock Options. EMPLOYER hereby grants to EMPLOYEE an option to purchase one million seven hundred fifty thousand (1,750,000) shares of JKPH common stock upon the terms and conditions set forth in the Stock Option Agreement annexed hereto as Exhibit A.

                  4.7 Life and Disability Insurance. EMPLOYER shall purchase a twenty (20) year term life insurance policy insuring the life of EMPLOYEE, with benefits in the amount of one million dollars ($1,000,000.00) payable to a beneficiary designated by EMPLOYEE ("Life Insurance"). The policy shall be owned by EMPLOYEE. EMPLOYER shall purchase a

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disability policy on behalf of EMPLOYEE which provides benefits based on
EMPLOYEE's then current salary ("Disability Policy"). Disability insurance shall be adjusted as EMPLOYEE's salary is adjusted. At EMPLOYER's option, EMPLOYER may increase EMPLOYEE's compensation to cover the cost of disability insurance (including any taxes associated therewith) and EMPLOYEE will pay for her disability insurance. EMPLOYER shall have the right to purchase key-man life insurance insuring the life of EMPLOYEE.

         5.       NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION

                  5.1 General Restriction. During the Employment Period and for a period of one (1) year after termination of EMPLOYEE's employment, EMPLOYEE covenants and agrees that she will not, except on behalf of EMPLOYER, directly or indirectly, on her own behalf or as a partner, officer, director, stockholder, member, employee, agent, consultant, or otherwise on behalf of any other person take any of the following actions or do any of the following things:

                           (a)      Competing Business. Own, manage, operate,
control, be employed by, provide services as a consultant to or participate in the ownership, management, operation or control of, any person that is engaged in a business which is competitive with the business of EMPLOYER in the markets EMPLOYER serves (it being acknowledged that EMPLOYER's business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

                           (b)      Soliciting Customers. Attempt in any manner
to solicit from any customer of EMPLOYER, with whom EMPLOYER had significant contact during the Employment Period, business of the kind or competitive with the business done by EMPLOYER with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with EMPLOYER, or if any such customer elects to move its business to a person other than EMPLOYER, provide any services for, or have any discussions with, such customer, on behalf of such other person.

                           (c)      Persuading Customers. Persuade or attempt to
persuade any customer of EMPLOYER to cease to do business or reduce its business with EMPLOYER or to do business of the kind or competitive with the business done by EMPLOYER with such customer with any other person.

                           (d)      Interfering with Other Relations. Persuade
or attempt to persuade any supplier or licensor of EMPLOYER to discontinue or reduce its business with EMPLOYER or otherwise interfere in any way with the business of EMPLOYER.

                           (e)      Employees. Attempt in any manner to solicit
for employment, as an employee or for retainer as a consultant, or so employ or retain, any person who is then or at any time during the preceding six (6) months was an employee of or consultant to EMPLOYER or persuade, entice or aid, or cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to EMPLOYER to leave the employ of EMPLOYER or to become employed as an employee or retained as a consultant by any person other than EMPLOYER.

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         Notwithstanding the foregoing, in the event that EMPLOYER fails to pay
EMPLOYEE any portion of the Severance as required by paragraph 7 hereunder, EMPLOYEE shall not be bound by any of the restrictions in paragraph 5.1 hereof.

                  5.2 Confidentiality Agreement. EMPLOYEE shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any "Confidential Information" of EMPLOYER, its subsidiaries or affiliates, other than at the direction of EMPLOYER or such other entity, or pursuant to a court order or subpoena, provided that EMPLOYEE will give notice such court order or subpoena to EMPLOYER prior to such disclosure. Upon the termination of EMPLOYEE's employment with EMPLOYER for any reason, EMPLOYEE shall return any notes, records, charts, formulate or other materials (whether in hard copy or computer readable form) containing EMPLOYER's confidential information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that EMPLOYER from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that EMPLOYER's employees, including EMPLOYEE, be bound by such agreements, and EMPLOYEE shall be deemed so bound upon notice to him of the terms of such agreements. The term "Confidential Information" as used herein shall include all data, details and information of EMPLOYER's business, whether of a technical, engineering, operational, financial or economic nature, including customers names, requirements and pricing proposals. Confidential Information shall not include information which can be proven by EMPLOYEE to have been developed by her own work as of the date hereof completely independent of its disclosure by EMPLOYER or which is in the public domain.

                  5.3 Disclosure of Innovations. EMPLOYEE shall disclose to the EMPLOYER all inventions, improvements and other innovations of any kind that EMPLOYEE may make, develop or reduce to practice, alone or jointly with others, during the term of employment with EMPLOYER, which are directly related to EMPLOYEE's work for the EMPLOYER and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

                  5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole exclusive property of the EMPLOYER. EMPLOYEE hereby assigns all rights, title or interest in the Innovations to EMPLOYER. At the EMPLOYER 's request and expense, during and after the period of EMPLOYEE's employment with EMPLOYER, EMPLOYEE will assist and cooperate with Employer in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for EMPLOYER patent, copyright, trademark, trade secret and other legal protection for the Innovations.

                  5.5 Remedies. The parties acknowledge that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by retraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. The

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prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

                  5.6 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon EMPLOYEE following her departure from EMPLOYER`s employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve this result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 is found not to be reasonably necessary for the protection of EMPLOYER, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on EMPLOYEE, then it is the desire of the parties that such covenant or obligation not to be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

         6.       TERMINATION.

                  6.1 Termination By EMPLOYER For Cause. Notwithstanding anything to the contrary in this Agreement, EMPLOYER shall have the right, subject to this Section 6, to terminate this Agreement "for cause" by giving EMPLOYEE seven (7) days' prior written notice to that effect, and EMPLOYEE's right to further compensation and benefits hereunder, shall then immediately cease. Any termination by EMPLOYER under this paragraph "for cause" shall be without prejudice to EMPLOYEE's right to receive all compensation and benefits owed to him through the effective date of termination. As used herein and throughout this Agreement, the term "for cause" shall mean the willful engaging by EMPLOYEE in illegal conduct or gross misconduct which is demonstrably and materially injurious to Employer.

                  6.2 Termination upon EMPLOYEE's Death or Permanent Disability. EMPLOYER shall have the right to terminate this Agreement upon the death or Permanent Disability of EMPLOYEE. A termination of this Agreement shall be treated as a termination by reason of "Permanent Disability" only if, due to a mental or physical disability, EMPLOYEE is absent from the full time performance of duties for EMPLOYER for a period of at least one hundred eighty
(180) consecutive days and fails to return to the full time performance of duties within 30 days after receipt of a demand by EMPLOYER to do so. Upon termination of EMPLOYEE's employment hereunder for either Permanent Disability or death, EMPLOYEE or her estate (as the case may be) shall be entitled to receive (i) any accrued but unpaid Base Salary through the end of the month in which such termination occurs, (ii) the proceeds of the Life Insurance or Disability Policy, and (iii) all other current cash obligation of EMPLOYER to EMPLOYEE (e.g. unused vacation).

                  6.3 Termination by EMPLOYEE for Good Reason or by EMPLOYER without Cause. The Employment Period and EMPLOYEE's employment hereunder may be terminated by EMPLOYEE for "Good Reason" as defined below, upon not less than sixty (60) days' written notice to EMPLOYER. For purposes of this Agreement "Good Reason" shall mean EMPLOYER (i) reducing EMPLOYEE's position, duties, or authority, (ii) failing to secure the

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agreement of any successor entity to EMPLOYER that EMPLOYEE shall continue in her position without reduction in position, duties or authority, or (iii) committing any other material breach of this Agreement which is not remedied by EMPLOYER (if capable of remedy) within thirty (30) days after receiving notice thereof from EMPLOYEE.

         7. SEVERANCE. If EMPLOYEE'S employment is terminated by EMPLOYER other than for cause, or if EMPLOYEE terminates this Agreement for Good Reason, EMPLOYEE shall receive within three (3) days of such termination, payment as follows: (i) any accrued but unpaid Base Salary through the date of such termination, (ii) all other current cash obligations of EMPLOYER to EMPLOYEE (e.g. unused vacation); and (iii) a prorata portion of the incentive compensation due EMPLOYEE ("Accrued Compensation"). In addition, EMPLOYEE shall be entitled to receive as a severance payment ("Severance") her Base Salary and incentive compensation through the later of (i) the balance of the Employment Period (e.g., through the fifth anniversary of the Effective Date) or (ii) twenty-four months from the date of such termination (the "Severance Period"). Such Severance shall be paid in a lump sum within thirty (30) days following the termination date. Employer shall provide, at its expense, continued health coverage and other benefits in effect on the date of termination for the Severance Period.

         8. MITIGATION. EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this Agreement, including Severance, by seeking other employment or otherwise. EMPLOYER shall not be entitled to set off against the amounts payable to the EMPLOYEE under this Agreement any amounts owed to the EMPLOYER by the EMPOYEE, any amounts earned by the EMPLOYEE in other employment after EMPLOYEE's termination of employment with the EMPLOYER, or any amounts which might have been earned by the EMPLOYEE in other employment had EMPLOYEE sought such other employment.

         9. INDEMNIFICATION. EMPLOYER shall indemnify, defend and hold EMPLOYEE harmless for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by EMPLOYEE in connection her employment by EMPLOYER or in connection with any proceeding to which EMPLOYEE is made a party as the result of her performing her duties hereunder, unless such liability results from EMPLOYEE's gross negligence or misconduct in the performance of such duties.

         10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of California. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Los Angeles, California to which jurisdiction and venue all parties hereby submit themselves.

         11. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

         12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, overnight courier, or delivered by hand.

The notices shall be addressed as follows:

                  If to EMPLOYEE:________________________

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                  If to EMPLOYER: to the address set forth above

or to such other address as a party hereto may notify the other pursuant to this Section.

         13. ARBITRATION. Any controversy between EMPLOYEE and EMPLOYER involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other in accordance with this Agreement, be submitted to arbitration. Arbitration shall comply with and be governed by the provisions and rules of the American Arbitration Association. EMPLOYEE and EMPLOYER shall each appoint one person to hear and determine the dispute. The two persons so appointed shall select a third impartial arbitrator, and a decision of the majority shall be final and conclusive upon both parties. The cost of the arbitration, including attorneys' fees, shall be determined and allocated by the arbitrators under this Agreement.

         14. ATTORNEYS' FEES. In the event that any party hereto should bring any action, suit or other proceeding, including arbitration, against any other party hereto, contesting the validity of this Agreement, or attempting to enforce, remedy, prevent or obtain relief from any breach of this Agreement, or to rescind, negate, modify, or reform this Agreement, any of the terms or provisions hereof, or any of the matters referred to herein, the prevailing party shall recover all of such party's attorneys' fees and costs incurred in such proceeding.

         15. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

         16. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         17. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

         18. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

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         19.      MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

         20. CONTRACT HEADINGS. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

         21. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         22. REPRESENTATION OF EMPLOYEE. EMPLOYEE, with the full knowledge that EMPLOYER is relying thereon, represents and warrants that she has not made any commitment inconsistent with the provisions hereof and that she is not under any disability which would prevent him from entering into this Agreement and performing all of her obligations hereunder.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                       "EMPLOYER"

                                       Jill Kelly Productions Holding, Inc.
                                       A Nevada corporation

                                       By: /s/ Robert Friedland
                                           -------------------------------------
                                           Robert Friedland, CEO

                                       Jill Kelly Productions, Inc.
                                       A Delaware corporation

                                       By: /s/ Robert Friedland
                                           -------------------------------------
                                           Robert Friedland, CEO

                                       "EMPLOYEE"

                                       /s/ Adrianne Moore
                                       -----------------------------------------
                                       Adrianne Moore

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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") effective as of September 2, 2003, is entered into by and between the parties to that certain Employment Agreement, dated as of September 1, 2003 (the "Agreement"), by and between Jill Kelly Productions Holding, Inc., a Nevada corporation (the "JKPH"), and Adrianne D. Moore ("EMPLOYEE").

                                    RECITALS

      JKPH and EMPLOYEE desire to amend the Agreement to delete the provision regarding JKPH's issuance of options to EMPLOYEE to purchase shares of JKPH's common stock since the parties have agreed that all option grants will be issued pursuant to a Stock Option Plan in a form to be adopted by JKPH after the date hereof.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

      1. Section 4.6. Section 4.6 ("Stock Options") of the Agreement is hereby amended by deleting it in its entirety.

      2. Waiver. EMPLOYEE hereby waives any and all rights which she may have had with respect to the stock options referenced in Section 4.6 of the Agreement.

      3. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and together shall constitute one and the same document.

      4. Effectiveness of Agreement. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.


                            [Signature Page Follows]
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      IN WITNESS WHEREOF, the undersigned have executed and delivered this counterpart signature page to this Amendment No. 1 to Employment Agreement.

                                    JILL KELLY PRODUCTIONS HOLDING, INC.


                                    By: /s/ Robert A. Friedland
                                        ---------------------------------------
                                        Name: Robert A. Friedland
Date: June 30, 2004                     Title: Chief Executive Officer

                                    /s/ Adrianne D. Moore
                                    -------------------------------------------
Date: June 30, 2004                 Adrianne D. Moore